UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

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Diebold Nixdorf, Incorporated
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)

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You invested in DIEBOLD NIXDORF, INCORPORATED and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 30, 2021.

Get informed before you vote

    View the Annual Report and Notice & Proxy Statement online OR you can receive a free paper copy of voting material(s) by requesting prior to April 16, 2021. If you would like to request a copy of the voting material(s), you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	Election of Directors
Nominees:
1a.	Arthur F. Anton	For

1b.	Bruce H. Besanko	For

1c.	Reynolds C. Bish	For

1d.	Ellen M. Costello	For

1e.	Phillip R. Cox	For

1f.	Dr. Alexander Dibelius	For

1g.	Matthew Goldfarb	For

1h.	Gary G. Greenfield	For

1i.	Gerrard B. Schmid	For

1j.	Kent M. Stahl	For

1k.	Lauren C. States	For

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021	For

3.	To approve, on an advisory basis, named executive officer compensation	For

4.	To approve an amendment to the Diebold Nixdorf, Incorporated 2017 Equity and Performance Incentive Plan	For
NOTE: The Common Shares represented by this proxy will be voted by the Proxy Committee, as recommended by the Board of Directors, unless otherwise specified.

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